Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-3) and related Prospectus of Telular Corporation for the registration of 1,035,041 shares of its common stock and to the incorporation by reference therein of our report dated October 22, 1999, with respect to the consolidated financial statements and schedule of Telular Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.



                               /s/ Ernst & Young LLP
                                ERNST & YOUNG LLP

    Chicago, Illinois
    April 24, 2000